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                                                                      EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Central Garden & Pet Company's Registration Statement Nos. 333-09065, 333-01238, 33-96816, 33-89216, 33-72326
and 333-22209 on Forms S-8, Registration Statement Nos. 333-05261 and 333-26387 on Form S-4 and Registration Statement Nos. 33-86284 and 333-21603 on Form S-3 of our report dated November 4, 1997 appearing in this Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 27, 1997.


Deloitte & Touche LLP

San Francisco, California
November 10, 1997